Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT



Name                                            State of incorporation
-------------------------------                 ---------------------------

Financial Federal Credit Inc.                   Texas




     Names of other particular subsidiaries have been omitted since in the aggregate they do not constitute a significant subsidiary as of July 31, 2004 as defined by Rule 1-02(w) of Regulation S-X.


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